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                                                                     EXHIBIT 5.1







                                 June 14, 1996





Noble Drilling Corporation
10370 Richmond Avenue, Suite 400
Houston, Texas  77042

Dear Sirs:

         We have acted as counsel for Noble Drilling Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 (No. 333-02929), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed offering by the Company of $125,000,000 aggregate principal amount of the Company's ____% Senior Notes due 2006 (as defined in the prospectus forming a part of the Registration Statement). The Senior Notes are proposed to be sold by the Company to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Brothers Inc and Simmons & Company International (the "Underwriters") pursuant to and subject to the terms and conditions of a Purchase Agreement among the Company and the Underwriters (the "Purchase Agreement"), the form of which is filed as Exhibit 1.1 to the Registration Statement.

         In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the Registration Statement, the form of the Purchase Agreement, the form of Indenture included as Exhibit 4.1 to the Registration Statement and pursuant to which the Senior Notes will be issued (the "Indenture"), and such corporate records of the Company, certificates of public officials and of officers of the Company, and other agreements, instruments and documents as we have deemed necessary to require as a basis for the opinions hereinafter expressed. Where facts material to the opinions hereinafter expressed were not independently established by us, we have relied upon the statements of officers of the Company, where we deemed such reliance appropriate under the circumstances.

         Based upon the foregoing and in reliance thereon, and subject to the assumptions and qualifications hereinafter specified, it is our opinion that:

         1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.
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Noble Drilling Corporation

June 14, 1996

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         2.      The Senior Notes have been duly authorized for issuance by the
Company and, upon the effectiveness of the Registration Statement under the Securities Act, the due execution and delivery of the Indenture and the Purchase Agreement by the respective parties thereto in substantially the forms filed as exhibits to the Registration Statement, the issuance, execution and authentication of the Senior Notes in accordance with the provisions of the Indenture, and the delivery to and payment for the Senior Notes by the Underwriters in accordance with the Purchase Agreement, and subject to any applicable state securities or Blue Sky laws, will be valid and binding obligations of the Company and will be entitled to the benefits of the Indenture.

         3. The Indenture has been duly authorized by the Company and, when qualified under the Trust Indenture Act of 1939, as amended, and executed and delivered by the Company, will be the valid and binding agreement of the Company.

         The opinions expressed above are limited by and subject to the following qualifications:


         (a) We express no opinion other than as to the federal securities laws of the United States of America, the laws of the State of New York and the corporate law of the State of Delaware.


         (b) In rendering the opinions expressed herein, we have assumed that no action heretofore taken by the Board of Directors of the Company in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof.


         (c) The opinions expressed in Paragraphs 2 and 3 above are subject to the qualification that the validity and binding effect of the Senior Notes and the Indenture may be limited or affected by (i) bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, receivership, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law and (iii) an implied covenant of good faith and fair dealing.


         (d) We note that the rate of interest payable on the Senior Notes has not yet been determined. In rendering the opinions expressed herein, we have assumed that such interest rate will not exceed the maximum rate of interest permitted by applicable law, which, under the laws of the State of Texas, is currently [18]% per annum.
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Noble Drilling Corporation

June 14, 1996

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         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Opinions" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                        Respectfully submitted,

                                        THOMPSON & KNIGHT,
                                        A Professional Corporation


                                        By:  /s/  JOE DANNENMAIER
                                            -----------------------------------
                                            Joe Dannenmaier, Attorney